UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: November 28, 2007
(Date of earliest event reported)
Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

1800 Gateway Drive, Second Floor San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)
(650) 571-1550
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.01
EXHIBIT 99.01

Item 1.01. Entry into a Material Definitive Agreement.
     On November 28, 2007, Glu Mobile Inc., a Delaware corporation (“Glu”) and its wholly owned subsidiary Maverick Acquisition Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Beijing Zhangzhong MIG Information Technology Co. Ltd. (“MIG”).
     Pursuant to the Merger Agreement, Merger Sub will merge with and into an entity affiliated of MIG (the “Merger”), with the MIG-affiliated entity to be the surviving entity of the Merger as a wholly owned subsidiary of Glu. In connection with the Merger, Glu will pay cash consideration valued at approximately $14.7 million at closing with additional payments of up to $25 million in cash and stock, contingent upon the achievement by MIG of specified financial milestones during 2008, with a portion of the additional payments subject to vesting upon continued employment of the principal officers of MIG. The Merger remains subject to customary closing conditions.
     The Merger Agreement contains representations and warranties of each of the parties to the Merger Agreement and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the signing of the Merger Agreement.  The parties reserve the right to, but are not obligated to, amend or revise the Merger Agreement or the disclosure schedules.  In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.01 to this report. A copy of the press release issued by Glu on November 29, 2007 concerning the Merger is filed as Exhibit 99.01 to this report and is also incorporated into this Item 2.01 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Description

2.01	Agreement and Plan of Merger, dated as of November 28, 2007, by and among Glu Mobile Inc., Maverick Acquisition Corp., Awaken Limited, Awaken (Beijing) Communications Technology Co. Ltd., Beijing Zhangzhong MIG Information Technology Co. Ltd., Beijing Qinwang Technology Co. Ltd., each of Wang Bin, Wang Xin and You Yanli, and Wang Xin, as Representative.

99.01	Press Release issued by Glu Mobile Inc., on November 29, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLU MOBILE INC.
By:	/s/ Albert A. Pimentel
Albert A. Pimentel
Chief Financial Officer

Date: December 3, 2007

EXHIBIT INDEX

Number	Description

2.01	Agreement and Plan of Merger, dated as of November 28, 2007, by and among Glu Mobile Inc., Maverick Acquisition Corp., Awaken Limited, Awaken (Beijing) Communications Technology Co. Ltd., Beijing Zhangzhong MIG Information Technology Co. Ltd., Beijing Qinwang Technology Co. Ltd., each of Wang Bin, Wang Xin and You Yanli, and Wang Xin, as Representative.

99.01	Press Release issued by Glu Mobile Inc., on November 29, 2007.